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                                  EXHIBIT 99.1


                                                    Contact:   David S. Hickman
                                                    Telephone: (517) 423-1700
                                                    Date:      December 15, 2004

                                                    FOR IMMEDIATE RELEASE


UNITED BANCORP, INC., DECLARES CASH DIVIDEND FOR FOURTH QUARTER OF 2004

         TECUMSEH -- The board of directors of United Bancorp, Inc., parent company of United Bank & Trust and United Bank & Trust - Washtenaw, has declared a fourth quarter cash dividend of 35 cents per share, payable January 28, 2004, to shareholders of record January 14, 2004. Adjusting for the second quarter 2004 stock dividend, total dividends for the year 2004 reached $1.363 per share, an increase of 2.95% over 2003. The current market price of UBI stock is $67 per share.
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